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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 28, 2019

THUNDER MOUNTAIN GOLD

(Exact Name of Registrant as Specified in its Charter)

Idaho	001-08429	91-1031075
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11770 W. President Drive, Ste. F, Boise, Idaho	83713
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 208-658-1037

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

SEC 873  (9-17)Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 1.01. Entry into a Material Definitive Agreement

On February 27, 2019, Thunder Mountain Gold, Inc. (the “Company” or “THMG”) by and through its subsidiaries Thunder Mountain Resources, Inc. (“TMRI”), a Nevada Corporation, and South Mountain Mines, Inc. (“SMMI”), an Idaho Corporation (collectively the “Company”) entered into an Option Agreement, (the “BeMetals Option Agreement”) with BeMetals Corporation, a British Columbia corporation (“BeMetals”), and BeMetals USA Corporation, a Delaware corporation (“BMET USA”), a wholly owned subsidiary of BeMetals.

Under the BeMetals Option Agreement, BMET USA will have the right to purchase all of the issued and outstanding shares of SMMI. SMMI is an indirect wholly owned subsidiary of the Company and all of its issued and outstanding shares are owned by TMRI.  SMMI has an exclusive right to a 75% equity interest in Owyhee Gold Territory LLC ("OGT"), the owner of the South Mountain Property, and a mining lease with option to purchase the South Mountain Property granted by OGT to SMMI (collectively, the "South Mountain Project"). Closing of the transactions described in the BeMetals Option Agreement will be subject to satisfaction of the closing conditions described in the BeMetals Option Agreement, which will include receipt of applicable regulatory approvals, including stock exchange approvals, and approval by the shareholders of the Company.  A copy of the BeMetals Option Agreement is attached hereto as Exhibit 10.5 and is incorporated herein by reference.

A summary of the material terms of the BeMetals Option Agreement is provided below.

1.Option: pursuant to the BeMetals Option Agreement, BMET USA will be entitled to purchase 100% of the outstanding shares of SMMI from TMRI if the following obligations are satisfied:

(a)Tranche 1: cash payment of US$100,000 to TMRI within 1 business day of delivery of voting support agreements from shareholders of THMG who hold or control shares carrying more than 50% of the voting rights attached to all outstanding THMG Shares;

(b)Tranche 2:

(i)issuance of 10 million common shares in the capital of BMET ("BMET Shares") to TMRI (the "Tranche 2 Shares");

(ii)purchase of 2.5 million THMG Shares at a price of US$0.10 per share, for an aggregate purchase price of US$250,000, on a private placement basis (the "THMG Equity Placement"); and

(iii)entry into the Management Contracts (as defined and described below)1,

within 3 business days following satisfaction of the Tranche 2 Conditions Precedent (as defined and described below)(the "Tranche 2 Completion Date");

1 Entry into the Management Contracts may be accelerated in the event that the Title Opinion is delivered prior to the Tranche 2 Completion Date (see "5. Management Contracts" below).

(c)Tranche 3: cash payment of US$250,000 on or before the 6-month anniversary of the Tranche 2 Completion Date;

(d)Tranche 4: cash payment of US$250,000 on or before the 12-month anniversary of the Tranche 2 Completion Date;

(e)Tranche 5: cash payment of US$250,000 on or before the 18-month anniversary of the Tranche 2 Completion Date; and

(f)Tranche 6: cash payment of US$250,000 (the "Tranche 6 Cash Payment") plus an additional payment (the "Tranche 6 Value Payment") as is equal to the lesser of:

(i)50% of the market capitalization of BMET at the time; and

(ii)the greater of either:

A.US$10 million; or

B.20% the net present value of the South Mountain Project ("NPV") as calculated in a preliminary economic assessment ("PEA") completed by a mutually agreed third-party engineering firm,

less the sum of:

C.the total amount of cash paid by BMET in Tranche 1 to Tranche 5 above (in the aggregate amount of US$850,000);

D.the value of the Tranche 2 Shares, which shall be determined based on the 5-day VWAP of BMET Shares immediately prior to the date of execution of the Option Agreement; and

E.certain liabilities as set out in the Option Agreement,

on or before the 24-month anniversary of the Tranche 2 Completion Date (unless extended in accordance with the terms of the Option Agreement), upon which ownership of the SMMI Shares (and its interest in the South Mountain Project) shall be transferred to BMET.

2.Tranche 6 Value Payment: the Tranche 6 Value Payment may be satisfied by through the delivery of BMET Shares (the "Tranche 6 Shares"), cash payment or a combination of Tranche 6 Shares and cash. The Tranche 6 Shares will be issued at a deemed value based on the 5-day VWAP of BMET Shares immediately prior to the date that BMET USA gives notice of its intention to exercise the option.

3.Payment(s) may be accelerated: subject to the required THMG shareholder approvals being obtained, BMET may elect to accelerate payment in respect of any of the payments set out above, provided that the payment and share issuance in respect of Tranche 6 may only be accelerated at any time following delivery of the PEA.

4.Restrictions on Resale: the Tranche 2 Shares and Tranche 6 Shares (collectively, the "Consideration Shares") shall be subject to certain contractual resale restriction and lock-up provisions for the 6-month period following the date of issuance of such shares, as applicable (the "Share Restriction Period"), during which:

(a)other than pursuant to permitted private sale transactions, THMG cannot sell more than 15% of volume of BMET Shares traded on any given day without prior BMET consent or to any entity identified by BMET as being an entity that intends to acquire BMET;

(b)THMG shall vote shares in accordance with management recommendations and not solicit proxies in connection with any BMET shareholders' meeting or initiate any shareholder proposal or takeover bid;

(c)THMG may sell the Consideration Shares in a private sale transactions, subject to certain limitations in favour of BMET; and

(d)after the Share Restriction Period, the foregoing restrictions will cease to apply upon THMG owning less than 5% of the issued and outstanding BMET Shares.

THMG will not be granted any anti-dilution rights in respect of the Consideration Shares.

5.Management Contracts: BMET will enter a management services agreement with SMMI and THMG will enter into a management services agreement with SMMI (collectively, the "Management Contracts"), for the provision of services related to advance development work in respect of the South Mountain Project.  The Management Contracts have a term of 3 years at an aggregate cost of US$25,000 per month.  In the event that the Title Opinion (as defined below) is delivered by THMG prior to the Tranche 2 Completion Date, the parties will enter into the Management Contracts within 1 business day following delivery of the Title Opinion.

6.Technical Committee: the parties will establish a technical committee (the "Technical Committee") to oversee development of the South Mountain Project. The Technical Committee shall be comprised of 2 representatives from BMET and 2 representatives from TMRI, with BMET having the deciding vote in the case of a split decision.  BMET will fund the development programs approved by the Technical Committee during the term of the option.

7.Operator.  BMET USA will be the operator of the South Mountain Project following the Tranche 2 Completion Date. Subject to the provisions of the BeMetals Option Agreement, BMET USA will complete an initial phase of exploration on the South Mountain Project and will engage the engineering firm to prepare the PEA as soon as practicable following the completion of the initial phase of exploration.

8.Termination: in the event that BMET decides not to proceed with the South Mountain Project following Tranche 1, BMET will not be obligated to make any additional payments or share issuances in subsequent tranches, and the Transaction will be terminated with no further obligation by BMET. The Management Contracts and Technical Committee shall be terminated automatically upon termination of the transaction by BMET.  THMG will be entitled to terminate in the event that BMET USA fails to complete the required Option payments.

9.Tranche 2 Conditions Precedent: completion of Tranche 2 is subject to a number of conditions precedent, including, among other things:

(a)all requisite consents and regulatory approvals, including Exchange Approval;

(b)approval of the shareholders of THMG;

(c)delivery by THMG of a title opinion in respect of the South Mountain Project (including opinions relating to OGT, SMMI's ownership interest in OGT and TMRI ownership of SMMI Shares) (the "Title Opinion"), and related corporate legal opinions;

(d)delivery by THMG of an updated technical report in respect of the South Mountain Project, re-addressed to SMMI and BMET and with such amendments as required to satisfy Exchange requirements; and

(e)entry into the Management Contracts.

If the Tranche 2 Conditions Precedent are not satisfied (or waived) by May 31, 2019 (the "Outside Date"), either party may terminate the Option Agreement.  The parties may extend the Outside Date by written agreement.

In connection with the execution of the BeMetals Option Agreement, shareholders of the Company holding approximately 53% of the issued and outstanding shares of the Company executed voting support agreements in favour of BeMetals and BMET USA (the “Voting Support Agreements’) pursuant to which they have agreed to vote in favour or otherwise consent to the approval of the transactions set forth in the BeMetals Option Agreement.  These shareholders include directors, executive officers and principal shareholders of the Company.

The Company will provide additional information to shareholders of the Company regarding the BeMetals Option Agreement in either a Schedule 14A proxy circular or a Schedule 14C information statement to be prepared in connection with obtaining the required shareholder approval to the BeMetals Option Agreement.  There is no assurance that the transactions contemplated under the BeMetals Option Agreement will be completed.

The BeMetals Option Agreement has been incorporated by reference herein to provide you with information regarding its terms. They are not intended to provide any other factual information about the Registrant. Such information can be found elsewhere in other public filings the Registrant has have made with the Securities and Exchange Commission and are available without charge at www.sec.gov.

The BeMetals Option Agreement contains representations and warranties made by the Company and BeMetals.  The assertions embodied in those representations and warranties are qualified by information in a disclosure letter that the Company provided to BeMetals in connection with signing the BeMetals Option Agreement.  While the Company does not believe that they contain information securities laws require it to publicly disclose other than information that has already been so disclosed, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the BeMetals Option Agreement.  Accordingly, a reader should not rely on the representations and warranties as characterizations of the actual state of facts, since they are modified by the underlying disclosure schedules.

The disclosure schedules contain information that has also been included in the Company’s general prior public disclosures.  Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the BeMetals Option Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The foregoing description of the BeMetals Option Agreement is qualified in its entirety by reference to the complete terms and conditions of such Agreement (a copy of which is filed as Exhibit 10.5 to this Current Report on Form 8-K).

Item 8.01 Other Events

On February 28, 2019, the Company issued the press release attached hereto as Exhibit 99.1.

Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits

(d)Exhibits

10.5Option Agreement

10.6Form of Voting Support Agreement

99.1Press Release issued by the Company on February 28, 2019

SIGNATURES

FORM 8-K

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THUNDER MOUNTAIN GOLD, INC.

                      (Registrant)

 By: /s/ Eric T. Jones

 -------------------------------------------------

President, Director and Chief Executive Officer

Date:  March 1, 2019